SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

               Date of Report:  November 14, 1996


                     NPC INTERNATIONAL, INC.
     (Exact name of registrant is specified in its charter)

                             Kansas
                    (State of incorporation)


     0-13007                                 48-0817298
(Commission Identification No.)       (IRS Employer Identification No.)

          720 W. 20th Street, Pittsburg, Kansas  66762
       (Address of principal executive office   Zip Code)

         Registrant's telephone number:  (316/231-3390)

Item 2.        Acquisition or Disposition of Assets

     On October 31, 1996 the Company completed the acquisition of 31 units in North Carolina from R & W Pizza Huts of North Carolina, Inc. The 28 restaurants and 3 delivery carry-out units located in Fayetteville, North Carolina and surrounding rural areas generate average annual volumes in excess of $780,000. Pizza Hut, Inc. waived it's first right of refusal allowing the transaction to be consummated. The purchase price was $27,500,000 and was paid through the use of the Company's existing credit line.

     NPC International, Inc. is the world's largest Pizza Hut franchisee and operates 406 Pizza Hut restaurants and delivery kitchens in eleven states. Through Romacorp, Inc. a wholly-owned subsidiary, NPC also operates and franchises 173 Tony Roma's restaurants, the casual theme restaurant famous for ribs.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a.) Financial statements of business acquired.

     Not applicable.

(b.) Pro forma financial information.

     Not applicable

(c.) Exhibits

     The exhibits set forth on the Index to Exhibits and Schedules on page 3 are incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         NPC INTERNATIONAL, INC.
                              (Registrant)





DATE: November 14, 1996       Troy D. Cook
 Vice President Finance and
 Chief Financial Officer
 (Principal Financial Officer)




                  INDEX TO EXHIBITS & SCHEDULES


                                                      PAGE NO.
                                                      IN THIS
EXHIBIT             DESCRIPTION                       FILING

2                   Asset Sale Agreement               4
                    By and Between
                    R&W Pizza Huts of North
                    Carolina, Inc., Clyde E. Keller
                    and Eldon D. Amandus, Sellers
                    with R&W Pizza Huts of North
                    Carolina Building Partners
                    and NPC International, Inc., Buyer
                    Dated October 31, 1996